Pricing Supplement Dated December 11, 2006 (To Prospectus Dated January 19, 2006)	Rule 424 (b) (3) File No. 333-131150
GMAC LLC
Demand Notes — Floating Rate

Annual Yield:	6.00%

Effective Dates:	12-11-2006 through	12-17-2006